Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the previously filed registration statements of WidePoint Corporation on Forms S-8, File Nos. 333-55993 and 333-124867, and Form S-3, File No. 333-121858, of our report dated March 31, 2009, relating to the consolidated financial statements of WidePoint Corporation included in this Annual Report on Form 10-K for the year ended December 31, 2008.
/s/ Moss Adams, LLP
Scottsdale, Arizona
March 31, 2009
The accompanying notes are an integral part of these consolidated statements